Exhibit 99.1

HomeStreet Executes and Closes Agreement to Sell Mortgage Servicing Rights to

SunTrust Mortgage

SEATTLE - June 30, 2014 - HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), announced today that the Bank has executed and closed a definitive agreement selling a portion of its single family mortgage servicing rights portfolio to SunTrust Mortgage, Inc. (“SunTrust”). The transaction closed on June 30, 2014 and provides for the sale of the rights to service approximately $3 billion in total unpaid principal balance of single family mortgage loans serviced for Fannie Mae, which represents about 25% of HomeStreet’s total single family mortgage loans serviced for others portfolio as of March 31, 2014. The sale is expected to result in an increase of approximately $5.4 million in mortgage servicing income for the quarter ending June 30, 2014.

“The sale of this portfolio of mortgage servicing rights is part of our ongoing balance sheet and capital management as well as in preparation for the January 1, 2015 effective date of the new Basel III-based regulatory capital standards,” said HomeStreet CEO Mark K. Mason.

The physical transfer of servicing from the Bank to SunTrust is scheduled for October 1, 2014, and is subject to customary conditions. HomeStreet will continue to service the loans between the closing date and the final transfer date.

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About HomeStreet, Inc.

HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, mortgage lending, commercial real estate and residential construction financing, private banking, investment and insurance products and services in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. The information contained or linked through our web site is not incorporated into, and does not form a part of, this release.

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the timing and likelihood of the consummation of the transactions are forward-looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

Examples of forward-looking statements include, but are not limited to, statements made regarding the Company’s current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company’s business plan and growth strategies and the suspension of dividend payments on common stock, Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our successful consummation of these transactions depends in part upon our ability to satisfy the closing conditions, which in turn are subject to various uncertainties. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and first quarter 10-Q including, but not limited to, volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding potential litigation; and our ability to control credit related costs and forecast the adequacy of reserves;. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

HomeStreet, Inc.

Terri Silver, VP, Investor Relations & Corporate Communications

206-389-6303

terri.silver@homestreet.com

http://ir.homestreet.com